                                  Exhibit 99.10




               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      Effective October 24, 2003, pursuant to the Agreement and Plan of Merger dated as of September 15, 2003, among The Bon-Ton Stores, Inc. (the "Company"), The Elder-Beerman Stores Corp. ("Elder-Beerman") and Elder Acquisition Corp., an indirect wholly owned subsidiary of the Company ("Merger Sub"), Merger Sub was merged with and into Elder-Beerman with Elder-Beerman continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the "Merger"). Elder-Beerman is headquartered in Dayton, Ohio and operates sixty-nine department and home furniture stores in Illinois, Indiana, Iowa, Kentucky, Michigan, Ohio, Pennsylvania, West Virginia and Wisconsin.

      Prior to the Merger, Merger Sub had acquired 10,892,494 shares of Elder-Beerman common stock, representing approximately 94% of the outstanding Elder-Beerman common stock, pursuant to a tender offer for all of the outstanding shares of Elder-Beerman common stock. The consideration paid pursuant to the tender offer was $8.00 in cash per share of Elder-Beerman common stock. As a result of the Merger, each share of Elder-Beerman common stock outstanding at the effective time of the Merger was converted into the right to receive $8.00 in cash. On October 23, 2003, there were 11,585,457 shares of Elder-Beerman common stock outstanding. Following consummation of the Merger, the Elder-Beerman common stock was delisted from Nasdaq.

      We prepared the unaudited pro forma combined financial information to reflect the Merger as if such events had occurred on February 3, 2002 and February 2, 2003 for the pro forma combined statements of operations for the year ended February 1, 2003, and the thirty-nine weeks ended November 1, 2003, respectively.

      Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

      The unaudited pro forma combined financial information is presented for informational purposes only, is not necessarily indicative of actual results of operations had the acquisition been effected at February 3, 2002 and February 2, 2003, does not reflect potential synergies, integration costs and other such costs or savings and is not indicative of future results.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                       Thirty-Nine Weeks Ended November 1, 2003
                                                 ----------------------------------------------------------------------------------
                                                   Bon-Ton         Elder-Beerman
(In thousands except share and per share data)    Historical         Historical        Adjustments                     Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                        $    459,346       $    407,736       $         --                   $    867,082
Financing                                                  --             19,793            (19,793)(a)                         --
Other income, net                                       1,650              1,985                 --                          3,635
                                                 ------------       ------------       ------------                   ------------
                                                      460,996            429,514            (19,793)                       870,717
                                                 ------------       ------------       ------------                   ------------

Costs and expenses:
    Costs of merchandise sold                         289,711            298,844            (34,864)(b)                    553,691
    Selling, general and administrative               158,209            122,788              8,287 (a)(b)(d)(e)           289,284
    Depreciation and amortization                      17,143             14,800            (13,537)(b)(c)(f)               18,406
                                                 ------------       ------------       ------------                   ------------
Income (loss) from operations                          (4,067)            (6,918)            20,321                          9,336
Interest expense, net                                   3,902              6,587              3,387(g)                      13,876
                                                 ------------       ------------       ------------                   ------------

Income (loss) before income taxes                      (7,969)           (13,505)            16,934                         (4,540)
Income tax provision (benefit)                         (2,949)            (4,862)             6,097(h)                      (1,714)
                                                 ------------       ------------       ------------                   ------------

NET INCOME (LOSS)                                $     (5,020)      $     (8,643)      $     10,837                   $     (2,826)
                                                 ============       ============       ============                   ============

PER SHARE AMOUNTS --
BASIC:

    Net loss                                     $      (0.33)                                                        $      (0.18)
                                                 ============                                                         ============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING          15,031,138                                      (i)                  15,508,028

DILUTED:

    Net loss                                     $      (0.33)                                                        $      (0.18)
                                                 ============                                                         ============

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING        15,031,138                                      (i)                  15,508,028

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                              Year Ended February 1, 2003
                                                 ---------------------------------------------------------------------------------
                                                   Bon-Ton         Elder-Beerman
(In thousands except share and per share data)    Historical         Historical           Adjustments                 Pro Forma
----------------------------------------------------------------------------------------------------------------------------------
Net sales                                        $    713,230      $    639,848          $         --                $  1,353,078
Financing                                                  --            27,570               (27,570)(a)                      --
Other income, net                                       2,705             3,200                    --                       5,905
                                                 ------------      ------------          ------------                ------------
                                                      715,935           670,618               (27,570)                  1,358,983
                                                 ------------      ------------          ------------                ------------

Costs and expenses:
    Costs of merchandise sold                         450,818           462,001               (47,763)(b)                 865,056
    Selling, general and administrative               219,716           175,469                20,331 (a)(b)(d)           415,516
    Depreciation and amortization                      21,301            20,083               (15,218)(b)(c)               26,166
                                                 ------------      ------------          ------------                ------------
Income from operations                                 24,100            13,065                15,080                      52,245
Interest expense, net                                   8,731            11,299                 4,670(g)                   24,700
                                                 ------------      ------------          ------------                ------------

Earnings before income taxes
and cumulative effect of changes in
accounting principles                                  15,369             1,766                10,410                      27,545
Income tax provision                                    5,764               821                 3,747(h)                   10,332
                                                 ------------      ------------          ------------                ------------

Income before cumulative effect of
changes in accounting principles                        9,605               945                 6,663                      17,213

Cumulative effect of changes in accounting
principles, net of tax                                     --           (15,118)(j)                --                     (15,118)
                                                 ------------      ------------          ------------                ------------

NET INCOME (LOSS)                                $      9,605      $    (14,173)         $      6,663                $      2,095
                                                 ============      ============          ============                ============

PER SHARE AMOUNTS --
BASIC:
    Net income                                   $       0.63                                                        $       0.13
                                                 ============                                                        ============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING          15,192,471                                        (i)               15,669,361

DILUTED:

    Net income                                   $       0.62                                                        $       0.13
                                                 ============                                                        ============

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING        15,394,231                                        (i)               15,871,121


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

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following adjustments were applied to the consolidated statements of operations of The Bon-Ton Stores, Inc. and Elder-Beerman:

(a) Financing income earned on Elder-Beerman's proprietary credit card program was reclassified from a revenue line-item to a component of selling, general and administrative expense to align reporting of these transactions with the Company's accounting policies. $19.8 million and $27.6 million were reclassified for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

(b) Certain expenses relating to store occupancy and merchandise buying were reclassified from costs of merchandise sold to selling, general and administrative expense to align reporting of these items with the Company's accounting policies. $34.9 million and $47.8 million were reclassified from costs of goods sold to selling, general and administrative expense for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively. Additionally, certain loan origination expenses were reclassified from depreciation and amortization expense to selling, general and administrative expense to align reporting of these items with the Company's accounting policies. $0.7 million and $0.9 million were reclassified from depreciation and amortization expense to selling, general and administrative expense for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

(c) Elder-Beerman depreciation and amortization expense has been adjusted to reflect depreciation and amortization on the accounting base recognized in recording the acquisition. A reduction in depreciation and amortization expense of $10.5 million and $14.3 million has been made for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

(d) Certain Elder-Beerman loan origination expenses have been eliminated from pro forma results to reflect the accounting base recognized in recording the acquisition. $0.6 million and $0.8 million have been removed from selling, general and administrative expense for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

    The following nonrecurring charges resulting directly from the transaction will be included in the statement of operations within the twelve months succeeding the transaction: Loan origination expenses of $2.9 million ($1.8 million net of tax). Pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), these expenses are not included in the pro forma statements of operations.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(e) Elder-Beerman's statement of operations for the thirty-nine weeks ended November 1, 2003 included expenses of $6.9 million in selling, general and administrative expense representing nonrecurring charges directly attributable to the acquisition transaction, comprised principally of professional service fees, legal expenses and the write-off of deferred financing fees paid prior to the acquisition. Pursuant to rules and regulations of the SEC, these expenses have been eliminated from the pro forma combined statement of operations.

(f) The Bon-Ton Stores, Inc. statement of operations for the thirty-nine weeks ended November 1, 2003 included $2.3 million of depreciation and amortization expense representing nonrecurring changes directly attributable to the acquisition transaction, reflecting an asset impairment charge for the write-off of duplicate information systems software. Pursuant to rules and regulations of the SEC, these expenses have been eliminated from the pro forma combined statement of operations.

(g) Interest expense on borrowings used to finance the acquisition has been added to the pro forma combined statements of operations in the amounts of $3.4 million and $4.7 million for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

(h) Income taxes have been adjusted to reflect the impact of the various adjustments to the statements of operations discussed above. This income tax adjustment represents a reduction in income tax benefit of $6.1 million and increase in income tax provision of $3.7 million for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003, respectively.

(i) Basic and diluted weighted average shares outstanding have been increased by 476,890 shares for the thirty-nine weeks ended November 1, 2003 and year ended February 1, 2003 to reflect the issuance of 476,890 common stock shares to the Chairman and Chief Executive Officer of the Company.

(j) Elder-Beerman's statement of operations for the year ended February 1, 2003 includes the cumulative effect of changes in accounting principles associated with a goodwill impairment charge of $15.1 million taken pursuant to adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."



                                       5